Exhibit 99.2

FOR IMMEDIATE RELEASE

FUBOTV ANNOUNCES Q3 2022 RESULTS; NORTH AMERICAN STREAMING BUSINESS DELIVERED RECORD HIGH 1,231,000 SUBSCRIBERS, EXCEEDED REVENUE FORECAST

NEW YORK – NOVEMBER 4, 2022 – FuboTV Inc. (NYSE: FUBO), the leading sports-first live TV streaming platform, today announced its financial results for the third quarter ended September 30, 2022.

Revenue and subscriber growth for Fubo’s global streaming business was strong during the quarter, with North America (NA) revenue and subscriber growth coming in ahead of forecast. FuboTV closed the quarter with $219.2 million in revenue for NA, an increase of 40% year-over-year, while ad revenue was $22.5 million, up 21% year-over year. NA paid subscribers reached a record high of 1,231,000, an increase of 31% year-over-year.

In the Rest of World (ROW), the company delivered $5.8 million in revenue and 358,000 total paid subscribers. ROW includes Molotov, the French live TV streaming service acquired by FuboTV in December 2021.

FuboTV ended the quarter with $307.4 million in cash and cash equivalents, restricted cash and short-term investments, and is confident in its current liquidity position. Additionally, FuboTV achieved a sequential improvement in Operating Cash Flow and year-over-year improvement in Adjusted EBITDA (AEBITDA) Margin.

Complete third quarter 2022 results are detailed in FuboTV’s shareholder letter available on the company’s IR site.

“Our third quarter was marked by meaningful advancements against our long-term plan of continued growth with improved profitability along the way,” said David Gandler, co-founder and CEO, FuboTV. “Revenue and subscriber growth for our global streaming business was solid with North American subscribers reaching a record high of 1,231,000. As our premium offering continues to drive an ever greater number of consumers to our platform, our differentiated product experience and broad content portfolio keep them engaged - with this quarter representing an all-time low for subscriber churn. We are more bullish than ever on our model as consumers gravitate towards aggregated streaming platforms that offer popular content presented to them through a custom and personalized experience.”

“We’re very pleased with Fubo’s third quarter performance demonstrated by double-digit year-over-year growth in North America across several of our KPIs: subscribers, total revenue and ad revenue,” said Edgar Bronfman Jr., executive chairman, FuboTV. “As consumers continue to become disillusioned with the many expensive and content-limited streaming services in the market, and those streaming services turn to other monetization levers like advertising, we are excited about our unique positioning in the marketplace. We believe our dual subscription and advertising model provides value for shareholders while our aggregation of premium sports, news and entertainment content is an affordable option for consumers.”

Live Webcast

Gandler and CFO John Janedis will host a live conference call today at 8:30 a.m. ET to deliver brief remarks followed by Q&A. The live webcast will be available on the Events page of FuboTV’s investor relations website. An archived replay will be available on FuboTV’s website following the call. Participants should join the call 10 minutes in advance to ensure that they are connected prior to the event.

About FuboTV

With a mission to build the world’s leading global live TV streaming platform with the greatest breadth of premium content and interactivity, FuboTV Inc. (NYSE: FUBO) aims to transcend the industry’s current TV model. FuboTV Inc. operates in the U.S., Canada, France and Spain.

Leveraging its proprietary data and technology platform optimized for live TV and sports viewership, FuboTV Inc. aims to turn passive viewers into active participants and define a new category of interactive sports and entertainment television. In the U.S., the company’s sports-first cable TV replacement product, FuboTV, aggregates more than 125 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2021). Subscribers can engage with the content they are watching on FuboTV through interactive product features like FanView, an in-video experience showcasing live game, team and player stats and scores in real time. Fubo was also the first virtual MVPD to enable simultaneous viewing on up to four screens (Multiview on Apple TV) as well the first to stream in 4K HDR.

Ranked #1 in Customer Satisfaction among Live TV Streaming Providers by J.D. Power (2022), FuboTV has been called “a force in sports streaming” by Forbes, “the best streaming service for sports aficionados” by Tom’s Guide and was heralded by CNET for its “ease of use.” Learn more at https://fubo.tv

Key Performance Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Paid subscribers is defined as total subscribers that have completed registration with FuboTV, have activated a payment method (only reflects one paying user per plan), from which FuboTV has collected payment from in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net Loss, adjusted for depreciation and amortization, stock-based compensation, income tax benefit, impairment of intangibles, other expenses, and one-time non-cash expenses.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP measure defined as Adjusted EBITDA divided by revenue.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FuboTV Inc. (“FuboTV”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, market opportunity, the continued shift in consumer behavior and advertising trends, our financial condition, and our anticipated financial performance. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that FuboTV makes due to a number of important factors, including but not limited to risks related to our pursuit and engagement in acquisitions; our actual operating results may differ significantly from our guidance; risks related to FuboTV’s access to capital and fundraising prospects to fund its ongoing operations and support its planned growth; risks related to diverting management’s attention from FuboTV’s ongoing business operations to address integration and fundraising efforts; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to our technology, as well as cybersecurity and data privacy-related risks; our ability to achieve or maintain profitability; our revenue is subject to seasonality; our operating results may fluctuate; our ability to attract and retain subscribers; we may not be able to license streaming content or other rights on acceptable terms; risks related to the prior operation and dissolution of our wagering business; risks related to the difficulty in measuring key metrics related to our business; risks related to the highly competitive nature of our industry; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 filed with the Securities and Exchange Commission (“SEC”) on August 8, 2022, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this letter represent FuboTV’s views as of the date of this press release. FuboTV anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing FuboTV’s views as of any date subsequent to the date of this press release.

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Contacts

Investor Contacts:

Alison Sternberg, FuboTV

asternberg@fubo.tv

JCIR for FuboTV

ir@fubo.tv

Media Contacts:

Jennifer L. Press, FuboTV

jpress@fubo.tv

Bianca Illion, FuboTV

billion@fubo.tv